                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FIRST FED BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 March 29, 1999




Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the "Meeting") of FirstFed Bancorp, Inc. (the "Company") to be held at the main office of the Company located at 1630 Fourth Avenue North, Bessemer, Alabama, on Tuesday, April 27, 1999, at 4:30 p.m., local time.

     The attached Notice of Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, we will also report on the operations of the Company's two financial institution subsidiaries, First Federal Savings Bank and First State Bank of Bibb County. Directors and officers of the Company as well as representatives of Arthur Andersen LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Meeting.

                               Sincerely,



                               B. K. Goodwin, III
                               Chairman of the Board, Chief Executive
                               Officer and President

                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020
                                 (205) 428-8472

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 27, 1999
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of FirstFed Bancorp, Inc. (the "Company") will be held at the main office of the Company located at 1630 Fourth Avenue North, Bessemer, Alabama, on Tuesday, April 27, 1999 at 4:30 p.m., local time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon the following matters:

          (i) The election of three directors of the Company for terms of three years, and

          (ii) The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 19, 1999, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Lynn J. Joyce
                                    Secretary
Bessemer, Alabama
March 29, 1999

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                       OF

                             FIRSTFED BANCORP, INC.

                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 27, 1999

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstFed Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Company located at 1630 Fourth Avenue North, Bessemer, Alabama, on Tuesday, April 27, 1999, at 4:30 p.m., local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about March 29, 1999.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for director set forth below. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Meeting, and with respect to any other matter presented to the Meeting if notice of such matter has not been delivered to the Company in accordance with the Bylaws. If any other business is presented at the Meeting as to which proxies in the accompanying form confer discretionary authority, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to Lynn J. Joyce, Secretary of the Company, at the address shown above, by filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. A proxy will not be voted if a stockholder attends the Meeting and votes in person. However, the mere presence of a stockholder at the Meeting will not, by itself, revoke such stockholder's proxy.

--------------------------------------------------------------------------------
                                VOTING SECURITIES
--------------------------------------------------------------------------------

     Stockholders of record as of the close of business on March 19, 1999 (the "Record Date"), are entitled to one vote for each share of the Company's common stock, par value $.01 per share (the "Common Stock"), then held, except that pursuant to the Company's Certificate of Incorporation, beneficial owners of shares of Common Stock exceeding 10% of the then-outstanding shares of Common Stock are not permitted to vote such excess shares. As of the Record Date, the Company had 3,052,829 shares of Common Stock issued, of which 2,476,447 shares were outstanding. The presence, in person or by proxy, of the holders of record of shares of capital stock of the Company entitling the holders to cast a majority of the votes entitled to be cast is necessary to constitute a quorum at the Meeting.

--------------------------------------------------------------------------------
        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

     Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission ("SEC") detailing such ownership. The following table sets forth information, as of the Record Date, with respect to any person, including any group of persons, known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of the Common Stock at the Record Date.

                   Name and Address of                    Amount and Nature of           Percent of Common
                    Beneficial Owner                     Beneficial Ownership(1)         Stock Outstanding
                   -------------------                   --------------------            -----------------
           First Federal Savings Bank
           Employee Stock Ownership Plan and Trust
              1630 Fourth Avenue North
              Bessemer, Alabama 35020                         231,632 (2)                      9.35%

           Wellington Management Company (3)
              75 State Street
              Boston, Massachusetts 02109                     252,000                         10.18%

-------------
(1) Based on information furnished by the respective beneficial owners. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, if that person either has, or shares, voting or investment power with respect to such Common Stock, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals exercise sole voting and investment power over the shares of the Common Stock.
(2) Shares of Common Stock initially were acquired by the Employee Stock Ownership Plan and Trust ("ESOP") in connection with the mutual-to-stock conversion (the "Conversion") of First Federal Savings Bank ("First Federal"), the Company's wholly-owned savings bank subsidiary. A committee consisting of all directors of the Company administers the ESOP. An unrelated corporate trustee for the ESOP (the "ESOP Trustee") has been appointed by the Board of Directors, which may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. Shares held by the ESOP and allocated to participating employees must be voted in accordance with the instructions received from the participating employees. Unallocated shares, and allocated shares for which no instruction has been received, will be voted in the same proportion as the allocated shares for which instruction has been received. As of the Record Date, 143,770 shares of Common Stock in the ESOP had been allocated to participating employees, and, therefore, the ESOP Trustee will vote the remaining 87,862 unallocated shares in the same proportion as allocated shares.
(3)   Includes First Financial Fund, a mutual fund.

     The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by each of the Company's directors and nominees, the executive officer named in the Summary Compensation Table and by all executive officers and directors as a group.

                                    Amount and Nature of      Percent of Common
      Name                         Beneficial Ownership(1)    Stock Outstanding
      ----                         --------------------       -----------------

Fred T. Blair                               39,312 (2)              1.59%
B. K. Goodwin, III                          73,593 (3)              2.91
James B. Koikos                             43,590 (4)              1.75
A. W. Kuhn                                 116,428                  4.70
Malcolm E. Lewis                            86,882 (5)              3.51
E. H. Moore, Jr.                            81,254 (6)              3.27
James E. Mulkin                             75,580                  3.05
Robert E. Paden                             69,858                  2.81
G. Larry Russell                            54,358 (7)              2.18

All directors and executive
      officers as a group
      (11 persons)                         723,264 (3)             27.60

--------------
(1) For the definition of beneficial ownership, see footnote 1 to the previous table. Includes certain shares of Common Stock owned by businesses in which the director or executive officer is an officer or major stockholder or by spouses, by immediate family members, or as a custodian or trustee for minor children, over which shares the director or executive officer effectively exercises sole, or shares, voting and/or investment power, unless otherwise indicated. Includes 416 shares of Common Stock awarded under First Federal's Recognition and Retention Plan (the "RRP") to Mr. Goodwin, as to which shares he has voting power. Includes 2,000 share of Common Stock awarded to Mr. Kuhn in connection with the 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan") as to which shares he has voting power within 60 days after the Record Date. Includes 634 shares, 55,051 shares, 9,374 shares, 524 shares, 636 shares, 6,934 shares, 524 shares, 6,936 shares, 19,936 shares and 143,899 shares of Common Stock, as to which shares Directors Blair, Goodwin, Koikos, Kuhn, Lewis, Moore, Mulkin, Paden and Russell and all executive officers and directors as a group, respectively, have the right to purchase pursuant to stock options exercisable within 60 days after the Record Date. Includes 15 shares, 115 shares, 91 shares, 91 shares, 31 shares, 31 shares and 737 shares of Common Stock for Directors Blair, Goodwin, Kuhn, Lewis, Paden and Russell and for all executive officers and directors as a group, respectively, pursuant to the Company's Incentive Compensation Plan (the "Incentive Plan") as to which shares such directors have voting power.
(2)   Includes 30,496 shares of Common Stock owned by Mr. Blair's wife.
(3) Includes 7,706 shares and 34,200 shares of Common Stock owned by the ESOP and allocated to the accounts of Mr. Goodwin and all executive officers as a group, respectively.
(4)   Includes 12,000 shares held in a trust of which Mr. Koikos is a trustee.
(5)   Includes 2,000 shares of Common Stock owned by Mr. Lewis's wife.
(6)   Includes 4,000 shares of Common Stock owned by Mr. Moore's wife.
(7) Includes 4,040 shares of Common Stock owned jointed by Mr. Russell's wife and minor children.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Based solely on the Company's review of the copies of ownership reports which it has received in the past fiscal year, or written representations from officers, from directors or from persons who own more than 10% of the Common Stock that no annual report of change in beneficial ownership was required, the Company believes that during the fiscal year ended December 31, 1998 ("fiscal 1998"), all the filing requirements applicable to such persons have been timely met.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors currently is composed of nine members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period and until their successors are elected and qualified, with approximately one-third of the directors elected each year. The Board of Directors has nominated for election as directors James B. Koikos, E. H. Moore, Jr. and James E. Mulkin, all of whom are currently members of the Board, to each serve as directors for three-year terms and until their successors are elected and qualified. Under Delaware law, directors are elected by a plurality of the votes present in person or by proxy and entitled to vote on the election of directors.

     It is intended that the persons named in the proxies solicited by the Board of Directors will be voted for the election of the named nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies that have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommended a vote "FOR" election as directors of all the nominees listed below.

     The following table sets forth certain information regarding each of the Company's directors. Each director of the Company is also a member of the Board of Directors of First Federal, its wholly-owned savings bank subsidiary. In addition, B. K. Goodwin, III, who serves as Chairman of the Board of Directors of the Company, also serves as Chairman of the Board of Directors of both First State Bank of Bibb County ("First State"), and First State's parent, First State Corporation ("FSC"), which is a wholly-owned subsidiary of the Company. No other director of the Company serves as a director of First State or FSC.

                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

                                             Year First Elected as       Current
                             Age at               Director of            Term to
              Name        Record Date           First Federal(1)         Expire
              ----        -----------           -------------            ------

    James B. Koikos            60                     1995               1998
    E. H. Moore, Jr.           64                     1991               1998
    James E. Mulkin            68                     1992               1998

                         DIRECTORS CONTINUING IN OFFICE

                                            Year First Elected as        Current
                             Age at               Director of            Term to
              Name        Record Date          First Federal(1)          Expire
              ----        -----------          -------------             ------

    Fred T. Blair              70                    1968                 1999
    Malcolm E. Lewis           88                    1968                 1999
    G. Larry Russell           48                    1990                 1999
    B. K. Goodwin, III         47                    1995                 2000
    A. W. Kuhn                 77                    1979                 2000
    Robert E. Paden            68                    1992                 2000

-------------
(1) With the exception of Messrs. Mulkin and Paden, who were appointed as directors of the Company in 1992, and Messrs. Goodwin and Koikos, who were appointed as directors of the Company in 1995, all directors were initially appointed in May 1991 in connection with the incorporation and organization of the Company.

     Unless otherwise stated, the principal occupation of each director of the Company for the last five years is set forth below.

     B. K. Goodwin, III. Mr. Goodwin is the Chairman of the Board, Chief Executive Officer and President of the Company and First Federal, positions he has occupied since January 1, 1996. He has also served as Chairman of the Board of First State since January 1996. He had previously served as Senior Executive Vice President of the Company and First Federal since February 1995. Prior to that time, Mr. Goodwin served as Chairman of the Board, Chief Executive Officer and President of Steiner Bank in Birmingham, Alabama, and as President, Chief Operating Officer and Director of Secor Bank, Federal Savings Bank, in Birmingham, Alabama.

     A. W. Kuhn. Mr. Kuhn retired as Executive Director of The Bessemer Housing Authority in 1994. He was formerly a regional housing economist for the Public Housing Administration (forerunner of H.U.D.), a Federal Aids Director, and Community Development Director for the City of Bessemer.

     Robert E. Paden. Mr. Paden is a self-employed Attorney in Bessemer,
Alabama.

     James B. Koikos. Mr. Koikos is a restaurateur. He is owner/partner of the Bright Star Restaurant, Bessemer, Alabama, and the Merritt House, Birmingham, Alabama.

     E. H. Moore, Jr. Mr. Moore retired in 1992 from his position as President of Deaton, Inc., a trucking company in Ensley, Alabama.

     James E. Mulkin. Mr. Mulkin is the President of Mulkin Enterprises, Bessemer, Alabama, a diversified business operation.

     Fred T. Blair. Mr. Blair is retired. On January 1, 1996, Mr. Blair retired from his positions as Chairman of the Board, President and Chief Executive Officer of the Company and First Federal. He had served as President and Chief Executive Officer of the Company since its inception in 1991 and with First Federal since 1968 and Chairman since 1995.

     Malcolm E. Lewis. Mr. Lewis is retired. He was formerly owner and president of Polar Storage Locker Plan, a processor for wholesale and retail meat sales.

     G. Larry Russell. Mr. Russell is a self-employed Certified Public Accountant in Bessemer, Alabama.

Other Executive Officers

     C. Larry Seale, age 62, is Executive Vice President of the Company and First Federal.

     Lynn J. Joyce, age 35, is Chief Financial Officer, Vice President, Secretary and Treasurer of the Company and First Federal.

Meetings and Committees of the Board of Directors

     During the nine months ended December 31, 1998, the Board of Directors of the Company held 9 regular meetings and no special meetings. During the nine months ended December 31, 1998, no director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors of the Company and the total number of meetings held by all committees of the Board on which he served. The Board of Directors of the Company maintains committees, the nature and composition of which are described below. All committees consist of the full Board of Directors, except that only non-employee directors may serve on the Audit Committee.

     The Audit Committee of the Company meets periodically to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies. During the nine months ended December 31, 1998, the Audit Committee, which consists of all non-employee directors of the Company, met one time.

     The Company's Compensation Committee, which consists of all the directors of the Company, meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and to recommend changes and to monitor and evaluate employee morale. The Compensation Committee met one time during the nine months ended December 31, 1998.

     The Company's Nominating Committee, which consists of all directors of the Company, meets periodically for the purpose of nominating candidates for director of the Company. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees, nor has it established any procedures for this purpose. During the nine months ended December 31, 1998, the Board met once in its capacity as the Nominating Committee. Stockholders who make nominations of candidates for directors must make such nominations in accordance with the procedures set forth in the Company's Bylaws.

Executive Compensation and Other Benefits

     Summary Compensation Table. The following table sets forth the cash and noncash compensation for the nine months ended December 31, 1998, and for the years ended March 31, 1998 and 1997, awarded to or earned by the Chief Executive Officer of the Company. No other executive officer of the Company earned salary and bonus for the nine months ended December 31, 1998, in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries.

                                                                                     Long-Term Compensation
                                                                                 -------------------------------
                                            Annual Compensation                         Awards          Payouts
                          ------------------------------------------------------ ---------------------- -------
                                                                   Other         Restricted Securities
    Name and                                                       Annual          Stock     Underlying  LTIP        All Other
Principal Position        Period     Salary          Bonus      Compensation (1)  Awards(2)   Options   Payouts    Compensation
------------------        ------     ------          -----      ----------------  ---------   -------   -------    ------------
B. K. Goodwin, III        9 Months
  Chairman of the         Ended
  Board, Chief            12/31/98  $131,250        $ 16,100      $    ---      $  25,739      1,245    $  ---      $ 22,730 (3)
  Executive Officer       Fiscal
  and President of        1998      $156,250        $  4,785      $    ---      $     834        235    $  ---
  the Company and         Fiscal
  First Federal;          1997      $138,750        $  5,805      $    ---      $   1,423     15,390    $  ---      $ 25,938
  Chairman of the
  Board of First State

-------------
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer during the nine months ended December 31, 1998, did not exceed 10% of the executive officer's salary and bonus.
(2) Calculated by multiplying the number of shares of Common Stock awarded pursuant to the Incentive Plan and 1995 Stock Option Plan based on the closing sale price of the Common Stock on the date the shares were awarded as reported on the Nasdaq SmallCap Market ($11.00 per share and $11.50 per share, respectively). See " - - Directors' Compensation." The restricted stock awarded in connection with the 1995 Stock Option Plan was transferred to a deferred compensation plan. As of December 31, 1998, Mr. Goodwin held 530 shares of restricted stock with an aggregate value of $5,896 based on the closing sale price of the Common Stock on such date ($11.125 per share). Of this amount, 500 shares will vest in 1999 and 30 shares will vest in 2000. Pursuant to the Incentive Plan and the RRP, Mr. Goodwin is entitled to receive dividends and other distributions made with respect to such shares.
(3) Includes director's fees of $13,500 (including $2,500 received as a director of First State) paid to Mr. Goodwin. See " - - Directors' Compensation." Also includes $6,730 paid to Mr. Goodwin for unused vacation.

     Option Grants in the Nine Months Ended December 31, 1998. The following table contains information concerning the grant of stock options during the nine months ended December 31, 1998, to the executive officer named in the Summary Compensation Table, above. Options were granted pursuant to the Incentive Plan or to the 1991 Stock Option Plan, or stock options or stock appreciation rights pursuant to the 1995 Stock Option and Incentive Plan.

                           Number of Securities        % of Total Options   Exercise or Base
                            Underlying Options        Granted to Employees      Price               Expiration
       Name                Granted (# of Shares)         in Fiscal Year      ($ per Share)             Date
       ----                ---------------------         --------------      -------------             ----
B. K. Goodwin, III                1,245 (1)                 18.35%             $11.00                09/30/08

-------------
(1)   See " - - Directors' Compensation."

     Aggregate Nine Months Ended December 31, 1998, Option Exercises and December 31, 1998, Option Values. The following table sets forth information concerning options exercised during the nine months ended December 31, 1998, and the value of options held by the named executive officer at December 31, 1998.

                                                                         Number of Securities                Value of Unexercised
                                                                        Underlying Unexercised             In-the-Money Options at
                             Shares                   Value          Options at December 31, 1998             December 31, 1998(1)
       Name           Acquired on Exercise           Realized         Exercisable/Unexercisable           Exercisable/Unexercisable
       ----           --------------------           --------         -------------------------           -------------------------
B. K. Goodwin, III             ---                  $      ---                55,051/---                        $291,315/$  ---

(1) Calculated based on the fair market value of the underlying Common Stock as reported on the Nasdaq SmallCap Market at December 31, 1998.

     Employment Agreements. Effective January 1, 1996, the Company and First Federal entered into employment agreements with Mr. Goodwin in his respective capacities as Chief Executive Officer and President of the Company and First Federal (the "Employment Agreements"). The Employment Agreements are intended to enable the Company and its banking subsidiaries to maintain a stable and competent management base.

     The Employment Agreements provide for three-year terms and may be extended each year for an additional year so that the remaining term shall be three years. Each of the Employment Agreements was extended for an additional year as of January 1, 1999. The Employment Agreements provide for, among other things, a discretionary cash bonus, participation in all employee benefit plans, death benefits and reimbursement of reasonable out-of-pocket business expenses. In the event of the executive's death, the Employment Agreements provide for payment of the remaining compensation due thereunder, plus medical insurance for the executive's spouse for six months thereafter.

     The Employment Agreements provide for termination for cause at any time. In the event termination is other than for cause, the executive would be entitled to receive his base salary for the remaining term of the Employment Agreement, plus his salary for an additional 12-month period. In addition, Mr. Goodwin would be entitled, at his election, to continued insurance benefits coverage through the expiration of the term of his Employment Agreements or a cash payment in an amount equal to the cost of obtaining substantially equal benefits.

     In the event of a change in control of the Company or First Federal that results in either the dismissal of the executive or the executive's voluntary resignation for any reason within 30 days thereafter, the executive would be entitled to a severance payment equal to the excess of (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, over
(ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the executive receives on account of the change in control. Subject to the foregoing, the Company and First Federal also would continue the executive's life, health, accident, and disability coverage for six months following termination and, in the event of executive's death, pay death benefits and health insurance (for the remainder of the six month period, if any) to the executive's surviving spouse, if any. In addition, during the first year following a change in control, Mr. Goodwin would receive such severance payment if he voluntarily terminates employment within 90 days of the occurrence of certain specified events (for example, a required move of his personal residence or a material reduction in his base compensation) which had not been agreed to in advance. The aggregate payments that would be made to the executive assuming termination of employment under the foregoing circumstances at December 31, 1998, and without regard to other severance payments would have been approximately $625,000 to Mr. Goodwin.

     In addition, all directors of the Company have entered into Indemnification Agreements with the Company. For a description of the terms of such Indemnification Agreements, see " - - Directors' Compensation - -
Indemnification Agreements."

Directors' Compensation

     Fees. The directors of the Company receive $900 per month in connection with their service on the Board of Directors of the Company and $600 per month in connection with their service on the Board of Directors of First Federal. In addition, Mr. Goodwin receives $250 per month in connection with his service as Chairman of the Board of Directors of First State.

     Incentive Compensation Plan. The Company maintains the Incentive Plan, the purpose of which is to provide incentive compensation for eligible employees and directors in the event the Company achieves certain performance goals indicative of its profitability and stability. A mathematical formula set forth in the Incentive Plan determines three forms of incentive compensation that participants may receive: (i) annual cash bonuses ("Bonuses"), (ii) restricted stock awards ("Restricted Stock"), and (iii) stock options ("Options"). For each year in which the Incentive Plan is in effect, the Company will pay each participant a Bonus equal to the product of (i) the participant's annual base salary or director's fees, and (ii) a "Bonus Percentage," defined as the sum of
(a) "Safe ROA Bonus Percentage" which considers return-on-assets ("ROA") compared to the median ROA of other members of a peer group in the Southeast, the nonperforming assets ("NPA") compared to the peer group and the CAMEL rating of First Federal, plus (b) "Growth Rewards," which are determined by the Board of Directors each year.

     For each Incentive Plan year, each participating key employee and director will receive a Restricted Stock award in the form of a right, conditioned on the participant's future performance of services, to shares of Common Stock. On a per capita basis, non-employee directors receive in the aggregate, shares of Restricted Stock having an aggregate fair market value equal to 7% of the total Bonuses paid to directors and key employees for such year. On a pro rata basis, key employees receive a Restricted Stock award based on their relative compensation equal to 14% of the total Bonuses paid to directors and key employees for such year. Vesting of Restricted Stock awards will generally occur at the rate of 33 1/3% per year of a participant's service after the date of the Restricted Stock award. Vesting will be accelerated to 100% upon a participant's retirement at or after age 65, death, discharge from service for any reason other than cause, or a change in control of the Company. In the event of a change in control, a participant will be entitled to receive Incentive Plan benefits for the Plan year based on the number of days during the year in which the Incentive Plan was in effect and the benefits paid to the participant during the preceding three Incentive Plan years.

     In addition, for each Incentive Plan year, each participating key employee and director will receive Options to purchase five times the number of shares subject to a Restricted Stock award granted to the participant for such year.

     1991 Stock Option Plan. Pursuant to the FirstFed Bancorp, Inc. 1991 Stock Option Plan for Outside Directors, non-employee directors first elected to the Board of Directors subsequent to the Conversion automatically are awarded options to acquire 4,000 shares of Common Stock, provided sufficient options are available for grant under such plan.

     Recognition and Retention Plan. Pursuant to the RRP, newly elected non-employee directors automatically are awarded 2,000 shares of restricted Common Stock, provided shares are available for grant under such plan.

     1995 Stock Option Plan. Pursuant to the 1995 Stock Option Plan, directors and selected employees of the Company and its affiliates are eligible to receive options to acquire shares of Common Stock, stock appreciation rights and restricted stock awards (collectively, the "Awards"). The Company has reserved 144,000 shares of Common Stock for issuance of Awards under the 1995 Stock Option Plan. Effective May 19, 1998, each director of the Company received a restricted stock award for 2,000 shares of Common Stock that vests at the rate of 20% per year of service and accelerates to 100% upon a Change in Control, as defined in the 1995 Stock Option Plan, or termination of service due to death, disability, or retirement after age 65. Awards may also be granted at the discretion of a committee that is comprised solely of non-employee members of the Board of Directors. Participants may elect to defer receipt of all or a percentage of shares that would otherwise be transferred upon the vesting of a restricted stock award.

     Deferred Compensation Plan. The Company maintains a Deferred Compensation Plan pursuant to which directors, officers and select employees may annually elect to defer the receipt of Board fees and up to 25% of their salary. In June 1998, the Company merged the Directors' Retirement Plan with and into the Deferred Compensation Plan. Associated with the Deferred Compensation Plan is a separate grantor trust to which all fee and salary deferrals may be contributed. The trust assets will be used to pay benefits to participants, but are subject to the claims of general creditors until distributed from the trust. Subject to the guidelines under the Deferred Compensation Plan, each participant may elect
(i) the time and manner under which his or her Plan benefit will be paid, and
(ii) the measure of the deemed investment return on his or her deferred compensation account. Such return may be based in whole or part on either the rate of return on Common Stock or First Federal's highest yielding one-year certificate of deposit. Each director of the Company, whenever elected or appointed and whether or not also employed by the Company, is also entitled to receive an initial credit to his or her account of $71,000, which will vest based on his or her overall years of service as a director of the Company. Vested benefits become payable at the election of a participant as made one year prior to distribution. If a participant dies prior to collecting his or her entire vested benefit under the Deferred Compensation Plan, the value of such vested but unpaid benefit will be paid to the director's designated beneficiary or estate. The Company will contribute amounts to the trust equal to the accrued expense for Plan benefits. The trust assets equal or exceed the amount of the individual participant accounts at December 31, 1998. The Board of Directors of the Company is responsible for management of the operation and administration of the Deferred Compensation Plan and has the discretion to amend the Plan and the related trust agreements (subject to participant consent as to vested benefits).

     Indemnification Agreements. The Company has entered into Indemnification Agreements (the "Indemnification Agreements") with each of the Company's directors and with certain officers of the Company and First Federal. The Indemnification Agreements provide for retroactive as well as prospective indemnification to the fullest extent permitted by law against any and all expenses (including attorneys' fees and all other costs and obligations), judgments, fines, penalties and amounts paid in settlement in connection with any claim or proceeding arising out of that person's service as an officer or director of the Company or First Federal. The Indemnification Agreements also provide for the prompt advancement of expenses to the director or officer in connection with investigating, defending or being a witness or participating in any proceeding. The Indemnification Agreements further provide a mechanism through which the director or officer may seek court relief in the event the Company's Board of Directors (or other person appointed by such Board) determines that the director or officer would not be permitted to be indemnified under applicable law. The Indemnification Agreements impose on the Company the burden of proving that the director or officer is not entitled to indemnification in any particular case.

     Following a Change in Control, all determinations regarding a right to indemnity and a right to advancement of expenses shall be made by independent legal counsel to be selected by the director or officer and approved by the Board. The Indemnification Agreements provide that a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any 24-consecutive-month-period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets. In the event of a potential change in control, the director or officer may require the Company to establish a trust in an amount sufficient to cover the anticipated claims under the agreement.

     While not requiring the maintenance of directors' and officers' liability insurance, the Indemnification Agreements require that the directors and officers be provided with maximum coverage if there is such a policy. Further, the Indemnification Agreements provide that if the Company pays a director or officer pursuant to an Indemnification Agreement, the Company will be subrogated to such director's or officer's rights to recover from third parties.

Transactions with Management

     First Federal and First State each offer loans to officers and directors of First Federal, First State and the Company in the ordinary course of business. Such loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliates and do not involve more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
                     RELATIONSHIP WITH INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     Arthur Andersen LLP, which was the Company's independent auditors for the nine months ended December 31, 1998, is expected to be retained by the Board of Directors to be the Company's auditors for the fiscal year ending December 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than the matter described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote such proxy in respect thereof as directed by a majority of the Board of Directors. Under SEC rules and the Company's Bylaws, if a stockholder notified the Company of such stockholder's intent to present a proposal at the Meeting after January 27, 1999, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Meeting, without any discussion of the matter in this Proxy Statement.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's December 31, 1998, Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     It is expected that the 2000 Annual Meeting of Stockholders will be held on or about April 25, 2000. In order to be eligible for inclusion in the Company's proxy materials for the 2000 Annual Meeting, any stockholder proposal to take action at such meeting must be received at the Company's main office at 1630 Fourth Avenue North, Bessemer, Alabama 35020, no later than November 30, 1999. With respect to the 2000 Annual Meeting, notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy materials, is required under the Company's Bylaws to be received by January 26, 2000. Under SEC rules, if a stockholder notifies the Company of such stockholder's intent to present a proposal for consideration at the 2000 Annual Meeting after such date, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 2000 Annual Meeting, or to consider and vote upon at such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company's Certificate of Incorporation or Bylaws in effect at the time such proposal is received.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                          Lynn J. Joyce
                                          Secretary
Bessemer, Alabama
March 29, 1999

--------------------------------------------------------------------------------
                          ANNUAL REPORT ON FORM 10-KSB
--------------------------------------------------------------------------------

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE NINE MONTHS ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FIRSTFED BANCORP, INC., 1630 FOURTH AVENUE NORTH, BESSEMER, ALABAMA 35020.

                                REVOCABLE PROXY
                             FirstFed Bancorp, Inc.
                               Bessemer, Alabama
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 27, 1999

  The undersigned hereby appoints Fred T. Blair, Robert E. Paden and G. Larry Russell, or any of them, with full powers of substitution, to act as proxies for the undersigned to vote all shares of the Company's common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of the Company located at 1630 Fourth Avenue North, Bessemer, Alabama, on Tuesday, April 27, 1999 at 4:30 p.m., local time, and at any and all adjournments thereof, as follows:

1. The election as directors of the nominees listed below.
  James B. Koikos, E.H. Moore, Jr. and James E. Mulkin
                                     FOR [_]WITHHOLD [_]

  INSTRUCTION: To withhold your vote for any nominee, write that nominee's name on the line below.
  -----------------------------------------------------------------------------

  The Board of Directors recommends a vote "FOR" election as directors of all the nominees listed above.


  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
  Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
  The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a Proxy Statement dated March 29, 1999, and the Company's December 31, 1998 Annual Report to Stockholders.

  Dated: ___________ , 1999               -------------------------------------
                                          PRINT NAME OF STOCKHOLDER

                                          -------------------------------------
                                          SIGNATURE OF STOCKHOLDER

                                          -------------------------------------
                                          PRINT NAME OF STOCKHOLDER

                                          -------------------------------------
                                          SIGNATURE OF STOCKHOLDER

  Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.